EXHIBIT 5.1
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                                November 14, 2001




Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive
Suite  300
Houston,  Texas  77008

Re:     $199,718,000  Offering  Price  of  Notes  of Weingarten Realty Investors

Gentlemen:

     We are acting as securities counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer by the Company of its 7% Notes due 2011 (the "Notes") for all its outstanding 7% Notes due 2011, as set forth in the prospectus contained in the Registration Statement (the "Prospectus").

     In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Restated Declaration of Trust of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (b) the Indenture, dated as of May 1, 1995, executed by the Company and JP Morgan Chase Bank, as trustee, relating to the Notes, (c) the Registration Statement and (d) the resolutions of the Board of Trust Managers of the Company authorizing the issuance, offering and sale of the Notes (the "Resolutions"). In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.


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     The  opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.


     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. The Indenture has been duly authorized by the Company, duly executed and delivered by the Company to JP Morgan Chase Bank, as trustee (the "Trustee"), and duly qualified under the Trust Indenture Act of 1939, as amended, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     2. The Notes have been duly authorized by the Company, and when duly executed by the Company, pursuant to the authority granted in the Resolutions, and authenticated by the Trustee and delivered to the recipients thereof in the exchange offer, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture, and (v) we express no opinion with respect to whether acceleration of Notes may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.


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     We  consent  to  your filing this opinion as an exhibit to the Registration
Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

     This opinion is rendered only to you and is for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose other than your investors, without our prior written consent.

                                       Very  truly  yours,

                                       LOCKE  LIDDELL  &  SAPP  LLP



                                       By:     /s/  Bryan  L.  Goolsby
                                          ----------------------------------
                                                 Bryan  L.  Goolsby


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